                                                                    Exhibit 10.3
                                                                    ------------

                           TRANSPONDER USE AGREEMENT

     THIS TRANSPONDER USE AGREEMENT ("Agreement"), made and executed this 30th day of April, 1998, by and between College Television Network, Inc., a corporation organized under the laws of the State of Delaware with offices located at 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328 ("User"), and the Public Broadcasting Service, a District of Columbia nonprofit corporation with offices located at 1320 Braddock Place, Alexandria, Virginia 22314 ("PBS").

                                  WITNESSETH:
                                  -----------

     WHEREAS, PBS desires to make available to User, and User desires to receive from PBS, use of PBS Ku-band transponder service located on GE-3 in accordance with the terms and conditions set forth herein;

     WHEREAS, GE-3 is the in-orbit back-up satellite to service on GE-2, and in the event of catastrophic failure of the GE-2 satellite, (i) GE-3 would be moved over to the GE-2 satellite orbital location, (ii) transponder service provided by GEA to PBS on GE-3 may be relocated by GEA to another transponder on another satellite, and (iii) the provision of Transponder Service to User would be governed by the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and obligations hereinafter provided, the parties hereby agree as follows:

1.  Definitions.
    -----------

     Capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.

     1.1.  Agreement shall mean this Transponder Use Agreement.
           ---------

     1.2.  Available means, (a) with respect to any service or equipment, that
           ---------
as of the commencement of the Initial Service Term such service or equipment is operational, and technically capable of being used by GEA or an affiliate of GEA, if applicable, to provide service to PBS under the GE-3 Transponder Service Agreement; and (b) that GEA or an affiliate of GEA, if applicable, has access to such service or equipment, and such service or equipment may be provided by GEA or an affiliate of GEA, if applicable, to PBS in accordance with the GE-3 Transponder Service Agreement without resulting in (x) a violation by GEA or an affiliate of GEA, if applicable, of any law or regulation to which GEA or an affiliate of GEA, if applicable, is subject, or (y) any violation of any contractual obligation of GEA or any affiliate of GEA, if applicable, to any third party other than one entered into in conflict with or violation of the GE-3 Transponder Service Agreement.

     1.3.  Class of Service shall mean the identical category of service,
           -----------------
including full-time or part-time, amount of bandwidth, power and duration of contracted service.

     1.4.  End-of-Life means the date on which, in GEA's reasonable judgment, a
           -----------
satellite, other than in the case of a Satellite Failure, should be taken out of service because the fuel remaining on board is insufficient to maintain such satellite's geosynchronous orbital position within requirements established by the FCC, from time to time, regarding stationkeeping of satellites in geosynchronous orbit.

     1.5  FCC shall mean the Federal Communications Commission, or any successor
          ---
agency or governmental body having jurisdiction over the Satellite, the Transponders, service thereon or the use thereof.

     1.6  Failed Satellite or Satellite Failure means a satellite:
          ----------------    -----------------

          (a) on which one or more of the basic subsystems of the satellite fail, rendering the use of the satellite for its intended purposes impractical, as determined by GEA in its reasonable business judgment, or on which more than one-half of the transponders on the Ku-band payload are transponder failures; and

          (b) that GEA has declared a failure. For purposes of this definition, a hybrid satellite with both C-band and Ku-band payloads shall be treated, at GEA's option, either (i) as a single satellite, or
               (ii) as though the C-band and Ku-band payloads were located on separate satellites.

     1.7.  Failed Transponder or Transponder Failure shall mean, with respect to
           ------------------    -------------------
any Transponder used to provide service to User under this Agreement, any of the following events:

          a. such Transponder fails to meet the Specifications in any material respect for a period of twenty-four (24) consecutive hours; or

          b.   twenty (20) or more Outage Units shall occur within any ninety
               (90) consecutive days; or

          c. PBS and GEA determine that such Transponder shall fail to meet the Specifications in any material respect for any period of time under circumstances that make such failure clearly ascertainable or predictable, based on satellite industry engineering standards.

     1.8  GE-1 shall mean the communications spacecraft that is currently
          ----
located at 103 W.L., except if such spacecraft becomes a Failed Satellite, or any successor spacecraft thereto or replacement spacecraft thereof other than the Satellite, located and operating in an orbital location at or between 85 W.L. and 125 W.L..

     1.9    GE-3 Transponder Service Agreement shall mean the GE-3 Satellite Ku-
            ----------------------------------
Band Transponder Service Agreement and the attachments thereto, dated as of April 8, 1997, by and between PBS and GEA, as amended through the term of this Agreement.

     1.10   GEA shall mean GE American Communications, Inc., a Delaware
            ---
corporation, as agent for GE American Communications California, Inc., its successors and assigns, and any successor entity to or assignee of GEA's obligations under the GE-3 Transponder Service Agreement.

     1.11.  Initial Service Term shall mean the period commencing on the Service
            --------------------
Commencement Date and continuing until the Service Termination Date as further defined in Section 7.2 of this Agreement.

     1.12.  Interruption shall mean any period during which a Transponder fails
            ------------
to meet the Specifications and such circumstances preclude the use of the Transponder for its intended purpose.

     1.13.  Monthly Service Fee shall mean the amount payable to PBS monthly
            -------------------
referred to in Section 2.3 hereof.

     1.14.  Moveable Protected Service or Moveable Protected Transponder has the
            --------------------------    ------------------------------
meaning set forth in Section 2.2 of this Agreement.

     1.15.  Non-Preemptible Service or Non-Preemptible Transponder means a
            -----------------------    ---------------------------
satellite service or transponder that may not be preempted to restore another service or transponder and that is not itself entitled to be restored by preempting a Preemptible Service, but that will be restored using an on-board Replacement Transponder on board the same satellite as the Non-Preemptible Service that failed is located if Available.

     1.16.  Outage Unit shall mean an Interruption of a Transponder for a period
            -----------
of five (5) minutes or more.

     1.17.  PBS shall mean the Public Broadcasting Service, a District of
            ---
Columbia nonprofit corporation, any successor entity thereto and its permitted assigns.

     1.18.  Preemptible Service or Preemptible Transponder means a satellite
            -------------------    -----------------------
service or transponder that may, subject to the GE-3 Transponder Service Agreement, be preempted at any time to restore (i) a Satellite Failure, (ii) a Protected Service or Protected Transponder that becomes a Transponder Failure, or (iii) or other service offerings of GEA, including but not limited to, construction and launch delay protection and launch failure protection.

     1.19.  Protected Service or Protected Transponder means a service or
            -----------------    ---------------------
transponder that is entitled to preempt a Preemptible Service or Preemptible Transponder. A Protected Service may be a Moveable Protected Service.

     1.20.  Protection Satellite means either (i) GE-1, or (ii) an in-orbit
            --------------------
satellite with Ku-Band transponders that is (a) located at an orbital location at or between 85 W.L. and 125 W.L. or some other orbital location that may be agreed upon by PBS and GEA (so long as such satellite could provide substantially similar transponder performance specifications as the Specifications for the Satellite), and (b) with at least the same bandwidth and power levels and otherwise with substantially similar transponder performance specifications as the Specifications for the Satellite, and that is designated by GEA as the satellite to be used to restore Moveable Protected Services as described in Section 2.2.

     1.21.  Protection Transponder means in the following order:  a Replacement
            ----------------------
Transponder, an unassigned Transponder or a Preemptible Transponder, used to restore a Protected Service. Where a Protection Transponder is provided on a Protection Satellite, it will perform to the technical specifications of that Protection Satellite and such specifications shall be substituted for those in Exhibit A.

     1.22.  Replacement Transponder means a spare Transponder amplifier and its
            -----------------------
associated components, which is accessible for purposes of restoration and which is capable of carrying communications traffic within the parameters as described in the transponder performance specifications for the Transponder to be restored.

     1.23.  Satellite shall mean GE-3, a communications satellite owned and
            ---------
operated by GEA located at 87 degrees W.L., pursuant to the GE-3 Transponder Service Agreement, as amended through the term of this Agreement, and any back-up satellite made available by PBS to User under the terms of this Agreement.

     1.24.  Service Commencement Date shall have the meaning set forth in
            -------------------------
Section 7.1 hereof.

     1.25.  Service Termination Date shall mean the date on which this Agreement
            ------------------------
terminates in accordance with its terms.

     1.26.  Specifications shall mean the Transponder Performance Specifications
            --------------
attached to the GE-3 Transponder Service Agreement, and attached hereto as Exhibit A, as amended from time to time.

     1.27.  TT&C Services shall mean the tracking, telemetry and control
            -------------
services to be provided by GEA to PBS pursuant to the GE-3 Transponder Service Agreement and in accordance with the applicable FCC satellite operator's license and all applicable FCC regulations.

     1.28.   Transponder or Transponders shall mean one or more of the Ku-band
             ---------------------------
Transponders referred to in the GE-3 Transponder Service Agreement. (The specific Transponder assigned to User shall be Transponder K-20 as described in the Specifications, as amended.)

     1.29.  Transponder Service shall mean 10 MHz of service provided on one (1)
            -------------------
60 Watt, 36 MHz Moveable Protected Transponder on a 24-hour-per-day basis, as further described in Section 2.

     1.30.  User shall mean College Television Network, Inc., a corporation
            ----
organized under the laws of the State of Delaware, or any successor entity thereto and its permitted assigns.

     1.31.  Users Guide shall mean the Commercial Operations System Users Guide
            -----------
attached to the GE-3 Transponder Service Agreement, as such may be amended from time to time by GEA for any technical or operational reasons necessary or appropriate for the proper operation of the Satellite, and attached hereto as Exhibit B.

2.  Transponder Service; Protection; Payment of Monthly Service Fee.
    ---------------------------------------------------------------

     2.1.  Transponder Service.
           -------------------

     (a) Subject to the provisions, terms and conditions of this Agreement, PBS agrees to provide Transponder Service to User, and User agrees to accept and pay for Transponder Service from PBS. Except as set forth in 2.5 regarding the Testing Period, Transponder Service shall consist of access to 10 MHz of a 36 MHz, 60 Watt Transponder (designated as Transponder K-20 in the Specifications) on a 24-hour basis. Notwithstanding anything to the contrary contained herein, including references to Replacement Transponders and Protection Transponders, in no event shall User be entitled to more than 10 MHz of any Transponder. The associated power at the Woodbine, Maryland satellite access center will be 40.44 dBW at 11059 watts. PBS shall not be obligated to provide any other services to User (such as uplinking or uplink management control) except as PBS and User may otherwise mutually agree.

     (b) User agrees to complete Exhibit C to this Agreement, "Uplink Data Information Form" for each uplink accessing Transponder Service and return the completed form(s) to PBS prior to the Service Commencement Date.

     (c) Any such other services shall be subject to such terms, conditions and charges as may be mutually agreed upon by PBS and User.

     (d) User agrees that any implementation of uplink power control must be approved by PBS and GE prior to any such use.

     (e) User acknowledges that GE-3 is the in-orbit back-up satellite to service on GE-2, and in the event of catastrophic failure of the GE-2 satellite,
(i) GE-3 would be moved over to the GE-2 satellite orbital location, (ii) transponder service provided by GEA to PBS on GE-3 may be relocated by GEA to another transponder on another satellite, and (iii) the provision of Transponder Service to User would be governed by the terms of this Agreement.

     2.2.  Protection.
           ----------

     (a) Moveable Protected Service.  A "Moveable Protected Transponder" or
         --------------------------
"Moveable Protected Service" means a Transponder Service that, if restoration thereof is needed as a result of a Satellite Failure, or as a result of a Transponder Failure under circumstances in which no Protection Transponder is Available on the Satellite on which such Transponder Service is located, is entitled to restoration, subject to such facilities being Available, on another satellite at an orbital location at or between 85 W.L. and 125 W.L., or some other orbital location that may be agreed upon by PBS and GEA; provided, however, that in the event that GE-2 becomes a Satellite Failure, such Transponder or Service shall be relocated to another transponder on the Protection Satellite, if Available.

        (i)  Intra-Satellite Protection. Pursuant to the GE-3 Transponder
             --------------------------
             Service Agreement, if the Transponder on which Transponder Service is provided to User becomes a Transponder Failure, GEA has agreed that it will immediately initiate and take all reasonable measures, consistent with protecting the Satellite and all services provided thereon, to restore the Transponder Failure as quickly as is practicable. Restoration shall be effected utilizing any Protection Transponder on the Satellite, if Available. If no such Protection Transponder is Available on the Satellite, User's service shall be restored on the Protection Satellite, if Available, in accordance with Section 2.2(a)(ii) below.

       (ii) Inter-Satellite Protection. In the event that (x) the Satellite on which Transponder Service is provided to User becomes a Satellite Failure, (y) a Transponder on which Transponder Service is provided becomes a Transponder Failure that cannot be restored using a Protection Transponder, or (z) GE-2 becomes a Satellite Failure, then PBS shall provide to User and User shall take from PBS Non-Preemptible Service on one (1) Transponder on the Protection Satellite, if Available, in accordance with this Section 2.2.

     (b) Non-Preemptible Service on the Protection Satellite. Pursuant to the
         ---------------------------------------------------
GE-3 Transponder Service Agreement, if any Non-Preemptible Transponder on which User is taking service on the Protection Satellite becomes a Transponder Failure, GEA has agreed that it shall immediately initiate and take all reasonable measures, consistent with protecting the Protection Satellite and all services provided thereon, to restore the Transponder Failure as quickly as is practicable. Restoration shall be effected by utilizing any Replacement Transponder Available on the Protection Satellite. If no such Replacement Transponder is Available on the Protection Satellite, User's service shall not be restored and this Agreement shall terminate immediately pursuant to Section 10(f). The Non-Preemptible Transponder on which service is provided to User on the Protection Satellite may not be preempted to restore another service or transponder.

     (c) Term on Protection Satellite. The Service on the Protection Satellite
         ----------------------------
as set forth above shall be provided to User until the earliest of the following dates:

     (i) the End-of-Life of the Protection Satellite, or the date that the Protection Satellite becomes a Satellite Failure; or

    (ii) the date the Transponder on which service is provided becomes a Transponder Failure and cannot be restored in accordance with Section 2.2(b); or

   (iii) the Service Termination Date, or through the First Extended Service Term or Second Extended Service Term, if User has exercised the First Extension Option or Second Extension Option, respectively.

     2.3.  Monthly Service Fee.
           -------------------

          (a) In consideration of the Transponder Service provided by PBS to User pursuant to this Agreement, User shall pay to PBS on the first day of each month a service fee of $65,400.00 (US dollars), except as set forth in Section
2.5 regarding the Testing Period. If the Initial Service Term does not commence on the first day of a month or end on the last day of a month, the monthly rate shall be pro-rated for the fractional part of the month using a daily rate of one-thirtieth (1/30) of the monthly rate.

          (b) User shall pay to PBS the Monthly Service Fees without any deduction or offset whatsoever. Such payments shall be delivered to PBS at the following address unless otherwise indicated in writing:

              Public Broadcasting Service
              P.O. Box 751550
              Charlotte, N.C.  28275

     2.4.  Late Payment. Interest will be charged to User at a monthly rate of
           -------------
1.5% on all Monthly Service Fees not paid by User within thirty (30) days of the due date thereof. This penalty does not waive any termination or other rights PBS may have under this Agreement.

     2.5.  Testing Period.  For the period commencing on June 1, 1998, or
           --------------
earlier, upon mutual agreement of the parties, through July 31, 1998 (the "Testing Period"), PBS shall provide User access to 2.7 MHz of a 36 MHz, 60 Watt Transponder on a 24-hour basis. During the Testing Period, the associated power at the Woodbine, Maryland satellite access center will be 34.75 dBW at 2986 watts. During the Testing Period, the Monthly Service Fee shall be $32,900.00 (US Dollars). All other terms and conditions of this Agreement shall be applicable during the Testing Period.

3.  Certain Representations and Warranties of PBS.  PBS hereby represents and
    ----------------------------------------------
warrants to User that PBS is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, with full corporate power, right and authority (i) to execute and to deliver this Agreement; and (ii) to enter into and to consummate the transactions contemplated hereby. PBS further represents and warrants to User that the execution and delivery of this Agreement by the officer so doing, and the consummation of the transactions contemplated hereby, will, upon ratification of this Agreement by the PBS Board of Directors and the public television Interconnection Committee have been duly authorized by all necessary corporate action on the part of PBS, and that this Agreement is a valid and binding obligation of PBS enforceable against PBS in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity. PBS hereby represents and warrants to User that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not constitute a breach, violation or default of, or create a lien under, or be prevented by (i) the articles of incorporation or bylaws of PBS; (ii) any contract, partnership agreement, indenture, deed of trust, loan note, lease, service agreement or other instrument to which PBS is subject or is a party; or (iii) any law, rule, regulation, ordinance, judgment, decree, order, governmental permit or license to which PBS is subject. PBS further represents and warrants to User that the GE-3 Transponder Service Agreement is in full force and effect as of the date hereof.

4.  Certain Representations and Warranties of User. User hereby represents and
    ----------------------------------------------
warrants to PBS that User is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power, right and authority (i) to execute and to deliver this Agreement; and
(ii) to enter into and to consummate the transactions contemplated hereby. User further represents and warrants to PBS that the execution and delivery of this Agreement by the officer so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of User, and this Agreement is a valid and binding obligation of User, enforceable against User in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity. User hereby represents and warrants to PBS that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not constitute a breach, violation or default of, or create a lien under, or be prevented by: (i) any contract, partnership agreement, indenture, deed of trust, loan note, lease, service agreement or other instrument to which User is subject or is a party; (ii) any law, rule, regulation, ordinance, judgment, decree, order, governmental permit or license to which User is subject; or (iii) the articles of incorporation or bylaws of User. User further represents and warrants to PBS that the Transponder provided hereunder will be used primarily for the delivery of television programming to educational institutions.

5.  Conditions Precedent to Commencement of PBS's Obligation To Provide
    -------------------------------------------------------------------
Transponder Service.
-------------------

     PBS shall be under no obligation to provide User with Transponder Service, or otherwise to consummate this Agreement, and the Initial Service Term shall not commence, unless, as of the Service Commencement Date, each of the conditions precedent (which shall not be deemed covenants except as otherwise expressly provided herein) set forth below in this Section 5 is satisfied, or waived by PBS. PBS may, in its sole discretion, waive the satisfaction of any of the conditions set forth in this Section 5, except to the extent that such condition is also a condition to User's obligation to accept Transponder Service pursuant to this Agreement, as set forth in Section 6 hereof.

     5.1.  Tender of One Month Deposit. User shall have tendered to PBS a sum
           ---------------------------
equal to the Monthly Service Fee, which will be a deposit in the amount of $65,400.00 (US) that PBS will place in an interest-bearing account upon execution of this Agreement. Following expiration or early termination of this Agreement, PBS will return the deposit, with all interest earned in such account, to User less any amounts that are reasonably necessary to remedy any of User's defaults in the payment of fees, or, at PBS's option, apply the deposit to the final Monthly Service Fee. In the event that PBS elects to apply the deposit to the final Monthly Service Fee, PBS will remit to User all interest earned on the deposit.

     5.2.  Availability of Satellite and Transponders. The Satellite and the
           ------------------------------------------
Transponders shall be in service in the orbital location designated in the GE-3 Transponder Service Agreement and shall be operating in accordance with the Specifications.

     5.3   GEA Not in Breach.  GEA shall not be in material breach or material
           ------------------
default of any of its obligations under the GE-3 Transponder Service Agreement.

     5.4.  User Not in Breach. User shall not be in material breach of any of
           ------------------
its obligations under this Agreement, provided that PBS shall have notified User promptly of any such breach or default of which PBS has actual knowledge and User shall have had a reasonable opportunity to cure such breach or default.

     5.5  Governmental Approvals. All FCC and other governmental approvals,
          -----------------------
authorizations or consents necessary for the valid and legal commencement of Transponder Service pursuant to this Agreement or the GE-3 Transponder Service Agreement shall have been obtained and shall be in full force and effect.

     5.6.  Final Board Approval. The execution of this Agreement shall have been
           --------------------
ratified and approved by the PBS Board of Directors and public television's Interconnection Committee, if such approvals are deemed necessary by PBS. PBS agrees to promptly notify User upon request if such approvals will be required.

     5.7.  No Injunctions Etc. No order, writ, injunction or decree of any
           ------------------
court, governmental authority or arbitrator, then in effect, shall restrain, prohibit or invalidate the provision of Transponder Service to User by PBS pursuant to this Agreement, or by GEA pursuant to the GE-3 Transponder Service Agreement or in any other respect the performance by PBS contemplated by this Agreement.

     5.8.  Representations and Warranties of User Correct as of Service
           ------------------------------------------------------------
Commencement Date. Each representation and warranty of User set forth in Section
-----------------
4 hereof shall be true and
correct when made and as of the Service Commencement Date. Upon request, User shall deliver to PBS a written statement to this effect, certified by an authorized officer of User.

     5.9  Contingency Regarding Amendment to GE-3 Transponder Service Agreement.
          ---------------------------------------------------------------------
PBS and GEA shall have entered into an amendment to the GE-3 Transponder Service Agreement providing for the upgrade of one Moveable Transponder Protected Transponder to Moveable Protected.

6.  Conditions Precedent to Commencement of User's Obligation To Accept
    -------------------------------------------------------------------
Transponder Service.
-------------------

     User shall be under no obligation to accept from PBS service on the Transponders, to pay to PBS the initial Monthly Service Fee, or otherwise to consummate this Agreement, and the Initial Service Term shall not commence, unless, as of the Service Commencement Date, each of the conditions precedent (which shall not be deemed covenants except as otherwise expressly provided herein) set forth below in this Section 6 is satisfied, or waived by User. User may, in its sole discretion, waive the satisfaction of any of the conditions set forth in this Section 6, except to the extent that such condition is also a condition to PBS's obligation to provide Transponder Service pursuant to this Agreement, as set forth in Section 5 hereof.

     6.1.  Availability of Satellite. The Satellite and the Transponders
           --------------------------
assigned to User shall be in service in the orbital location designated in the GE-3 Transponder Service Agreement and shall be operating in accordance with the Specifications.

     6.2.  PBS Not in Breach. PBS shall not be in material breach or material
           ------------------
default of any of its obligations under this Agreement; provided that User shall have notified PBS promptly of any breach or default on the part of PBS under this Agreement of which User had actual knowledge and PBS shall have had a reasonable opportunity to cure such breach or default.

     6.3.  Governmental Approvals. All FCC and other governmental approvals,
           ----------------------
authorizations or consents necessary for the valid and legal commencement of Transponder Service pursuant to this Agreement or the GE-3 Transponder Service Agreement shall have been obtained and shall be in full force and effect.

     6.4.  No Injunctions Etc. No order, writ, injunction or decree of any
           ------------------
court, governmental authority or arbitrator, then in effect, shall restrain, prohibit or invalidate the provision of transponder service by PBS to User pursuant to this Agreement, or GEA pursuant to the GE-3 Transponder Service Agreement, or in any other respect the performances contemplated by this Agreement.

     6.5.  Representations and Warranties of PBS Correct as of Service
           -----------------------------------------------------------
Commencement Date. Each representation and warranty of PBS set forth in Section
-----------------
3 hereof shall be true and correct when made and as of the Service Commencement Date. Upon request, PBS shall deliver to User a written statement to that effect, certified by an authorized officer of PBS.

     6.6  Contingency Regarding Amendment to GE-3 Transponder Service Agreement.
          ---------------------------------------------------------------------
PBS and GEA shall have entered into an amendment to the GE-3 Transponder Service Agreement providing for the upgrade of one Moveable Transponder Protected Transponder to Moveable Protected.

7.  Service Commencement Date; Initial Service Term; Extended Service Terms;
    ------------------------------------------------------------------------
Monthly Status Reports.
-----------------------

     7.1.  Service Commencement Date.  Assuming all conditions precedent to
           --------------------------
commencement of the Initial Service Term have been satisfied or waived by the appropriate party, the provision of Transponder Service to User shall commence at 12:01 a.m. (ET) on June 1, 1998, or earlier upon mutual agreement of the parties.

     7.2.  Initial Service Term.  This Agreement shall remain in effect from the
           --------------------
Service Commencement Date until and including July 31, 2003, unless earlier terminated in accordance with Section 10.

     7.3.  Extended Service Terms.
           -----------------------

           (a)  Unless this Agreement is earlier terminated in accordance with
                Section 10, User shall have the one-time option (the "First Extension Option") to extend the Initial Service Term for the services described in Section 2 above on the same terms and conditions for an additional two (2) years (the "First Extended Service Term") until and including July 31, 2005 upon mutual agreement of PBS and User, including availability of capacity and upon written notice delivered to PBS on or before July 31, 2002 (12 month's notice).

           (b)  Unless this Agreement is earlier terminated in accordance with
                Section 10, User shall have the one-time option (the "Second Extension Option") to extend the First Extended Service Term for the services described in Section 2 above on the same terms and conditions for one (1) additional year (the "Second Extended Service Term") until and including July 31, 2006 upon mutual agreement of PBS and User, including availability of capacity and upon written notice delivered to PBS on or before July 31, 2004 (12 month's notice).

8.  Additional Transponder Service Terms and Conditions.
    ---------------------------------------------------

     8.1.  No Warranties As to Transponders or Satellite. PBS MAKES NO
           ---------------------------------------------
REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SATELLITE OR ANY OF THE TRANSPONDERS, OR AS TO THE CURRENT OR FUTURE PERFORMANCE, OR THE USEFUL LIFE, OF THE TRANSPONDERS OR THE SATELLITE OR ANY COMPONENTS THEREOF. PBS shall not be responsible for any failure, partial or total, of the Transponders or of the Satellite, or for any partial or total interruption in Transponder Services, or otherwise with respect to the technical aspects of the Satellite or the Transponders, and shall have no duties or obligations with respect thereto, unless such failure or interruption is caused by the gross negligence or intentional misconduct of PBS, and User hereby releases and will indemnify PBS and hold PBS harmless from any liability or responsibility arising from or with respect thereto, except in the event of PBS's gross negligence or intentional misconduct, or breach of its representations and warranties under Section 3.

     8.2  PBS Substitution Rights.
          -----------------------

     (a) PBS shall have the right, but not the obligation, in the event of (i) the failure of one or more Transponders (ii) interference with other Transponders (including adjacent satellite interference) caused by User's transmission, and/or interference caused by others to Users' transmission, (iii) the unavailability of the designated Transponder provided by GEA, or (iv) the relocation by GEA of any Transponder Service provided by GEA to PBS on GE-3 to another transponder on the same or on another satellite, upon reasonable prior notice to User and in the sole discretion of PBS, to substitute the Transponder(s) upon which Transponder Service is provided for any other Transponder(s) upon which comparable Transponder Service may be provided, and, provided User was given reasonable prior notice, User shall be obliged to accept Transponder Service on such substituted Transponder(s); provided, however, that
                                                        --------  -------
in exercising its right under this Section 8(a), PBS will use reasonable efforts to provide Transponder Service on a Transponder in the same orbital location and with the same polarity to the extent that PBS is able to do so without adversely affecting PBS's operations.

     (b) Upon sixty (60) days written notice to User, PBS shall have the right to substitute another Transponder on the Satellite for the Transponder upon which Transponder Service is provided, in order for PBS to maximize transponder loading and utilization. Provided that User was given sixty (60) days' written notice, User shall be obligated to accept Transponder Service on such substituted Transponder. PBS shall not exercise its substitution right under this Section 8.2(b) more than once per calendar year.

     8.3  GE-3 Transponder Service Agreement. User acknowledges and agrees that
          -----------------------------------
PBS is not by this Agreement assigning any of its rights under the GE-3 Transponder Service Agreement to User, including, without limitation, any of GEA's warranties or PBS's remedies with respect to the Transponders or the Satellite.

     8.4    Resale, Sublease or Shared Use.  User may resell, sublet or share,
            -------------------------------
in whole or in part, Transponder Service to or with any third party for educational television purposes, including other instructional material, provided, however, that User shall remain responsible to PBS under this
--------
Agreement for any act or failure to act of any person or entity utilizing the Transponder Service and shall indemnify and hold harmless PBS in such event in accordance with Section 13.

     8.5   Action to Protect Satellite.  Service to User may be discontinued or
           ---------------------------
suspended upon such notice as practical under the circumstances if GEA takes action to protect the Satellite, including discontinuance or suspension of operation of the Satellite, the Transponder(s) on which User is taking service or any other transponder. In the event of any discontinuance or suspension by GEA under this Section 8.5, PBS shall not be liable to User, provided, however, that User may receive a credit
                             --------  -------
computed as provided in Section 11 of this Agreement.

     8.6   Compliance with GEA Procedures.  Earth station requirements,
           ------------------------------
satellite access specifications and operating procedures are set forth in the Users Guide. User agrees to conform its uplink earth station transmissions, if any, to the access specifications and comply with the operating procedures set forth herein and in the Users Guide. Prior to commencing use of any service provided hereunder, User, at its expense, shall provide GEA with any de-scrambling or decoding devices which may be required for signal monitoring. At a mutually agreed time, and prior to transmitting from a User-provided earth station, User or its designee will contact the GEA Technical Operations Center designated by GEA and demonstrate the earth station's ability to perform in accordance with access specifications.

     8.7  Improper Operation.  In the event of any failure of User to comply
          ------------------
with the satellite access specifications or operating procedures set forth in the Users Guide, or if operation by User interferes materially with GEA's other satellite services or with the use of other transponders, User agrees to correct such improper operation immediately upon discovery or receiving notice from PBS or GEA of the occurrence of any such improper operation. In the event of User's failure to discontinue, PBS may take such action as is reasonable and necessary in the circumstances to eliminate such improper operation, including suspending User's use of the service provided hereunder, without any liability for loss or damage whatsoever. In addition to PBS's right to terminate under Section 10(h), User will pay to PBS, as liquidated damages, Two Hundred Dollars ($200) for each minute improper operation continues after User has been notified by PBS of the improper operation. If User's services are suspended in accordance with this
Section 8.7, then PBS may, at its option, immediately assume operational control of User's use of the service until such time as User has been recertified by GEA to properly operate and access the Satellite. Notwithstanding the foregoing or anything to the contrary contained herein, in the event of improper operation by User and termination of service to User by GEA, PBS shall not be liable to User as a result of termination of service to User by GEA.

     8.8    Testing.  Service to User may be suspended upon such notice as is
            -------
reasonable under the circumstances for the purpose of testing in connection with a failure or suspected failure of a component or subsystem of the Satellite or any transponder thereon, or in response to an order of a court or governmental agency, or to determine the cause or source of any interference. User shall be granted a credit computed in accordance with Section 11 of this Agreement for any suspension of service pursuant to this Section 8.8. PBS reserves the right to permit GEA to periodically transmit essential station-keeping signals to selected transponders, including User's Transponder(s) on the Satellite.

     8.9  PBS's Rights under GE-3 Transponder Service Agreement.  PBS shall not
          -----------------------------------------------------
modify or waive any of its rights under the GE-3 Transponder Service Agreement in a way that would materially and adversely affect the Transponder Service provided to User hereunder, unless PBS determines in its reasonable judgment that such modification or waiver is necessary in order to protect and maintain PBS's service under the GE-3 Transponder Service Agreement, in which case, PBS shall use its best efforts, consistent with the protection and maintenance of PBS's service, to not modify, alter or terminate the rights, privileges, or services being provided to User hereunder. In addition, PBS agrees that it shall comply with the terms, conditions, and agreements of the GE-3 Transponder Service Agreement and that PBS shall notify User in writing within two (2) days of a default by GE under the GE-3 Transponder Service Agreement or that GE is modifying or reducing the rights of PBS. Such notice of a default to User shall include a copy of any correspondence or other communications relating to the default.

     8.10  Sun Transit Outage Reports.  PBS will provide User with advance
           --------------------------
notice in the spring and fall of expected sun transit outages, upon PBS's receipt of such notice from GEA.

9.  Covenants of User.
    ------------------

User hereby agrees and covenants with PBS that User will faithfully and diligently perform each of the covenants set forth in this Section 9.

     9.1.  Satisfaction of Conditions to Commencement of User's Obligation To
           ------------------------------------------------------------------
Receive Transponder Service. User shall endeavor to ensure that all the
---------------------------
conditions set forth in Section 6 of this Agreement are satisfied to the extent that action by User is necessary therefor or contemplated in connection therewith.

     9.2.  Operating Restrictions of GEA and PBS. User shall comply with all
           -------------------------------------
operating conditions and restrictions imposed upon users of Transponders on the Satellite by GEA, including without limitation any anti-interference obligations, and in accordance with the Users Guide. User agrees to promptly correct any problems of a technical nature that PBS or GEA determines are caused by User and, if so directed by PBS, shall cease or modify transmission to the Transponders in order to remedy any interference caused by User. In the event User is utilizing a Transponder(s) for multiple transmissions, User shall be responsible for coordinating such use with GEA in advance and shall be solely responsible for any additional operating fees GEA may require.

     9.3.  Ground Equipment. User shall be solely responsible for the design,
           ----------------
engineering, and provision of all uplink, downlink and terrestrial transmission facilities employed by User and for their compatibility with the Transponders.

     9.4.  Compliance with Law. User shall comply during the Service Term with
           -------------------
all applicable laws and all requirements of the FCC, or any other US, state or local authority of competent jurisdiction, with respect to the use of the Transponders. User shall support the validity of and shall not challenge any provisions in this Agreement or the GE-3 Transponder Service Agreement in connection with any attempts by PBS or GEA to obtain any approvals by the FCC or any other regulatory body, and agrees to furnish such documents and to take all such actions as may be required by GEA or PBS to assist in obtaining such approvals.

     9.5  Objectionable Material. User hereby represents and warrants to PBS
          ----------------------
that it will not, and that it will not permit others to, use the services, the Satellite, Transponders, facilities or equipment provided hereunder for any unlawful purpose, or to transmit obscene or sexually explicit communications or unlawful communications of any nature or otherwise in violation of any applicable law. User understands and agrees that any such use shall be grounds for immediate termination in accordance with Section 10(g), or, at PBS's sole option, suspension of service.

10.  Termination.
     ------------

     This Agreement shall immediately terminate and henceforth be of no force and effect whatsoever, except as otherwise expressly provided herein, upon the occurrence of any of the following:

     (a) If, as of May 1, 1998, all conditions precedent to commencement of Transponder Service have not been satisfied or waived by the appropriate party;

     (b) The GE-3 Transponder Service Agreement shall have been terminated in accordance with its terms;

     (c) There shall have occurred a material breach or default of any obligation hereunder (including non-payment of any sums due PBS), which material breach or default remains uncured ten (10) days after notice of the occurrence thereof to the breaching party, and the party not in breach or default elects to terminate this Agreement. For purposes of determining termination rights only, any failure of PBS to furnish service for in excess of a period of twenty-four
(24) consecutive hours regardless of whether such service failure is caused by PBS, shall, unless service is restored within ten (10) days be deemed to be a material breach of this Agreement by PBS;

     (d) Any court or governmental authority, including without limitation the FCC, shall determine that User's use of the Transponders is unlawful;

     (e) At PBS's option, immediately upon notice to User, if (i) User shall become insolvent, or shall make a transfer or assignment for the benefit of creditors; (ii) User shall file a voluntary petition for relief under the U.S. Bankruptcy Code or other law relating to bankruptcy, insolvency, reorganization or liquidation or an order for relief shall be entered against User in any involuntary case under U.S. or any other law relating to bankruptcy, insolvency, reorganization or liquidation; (iii) a receiver or trustee shall be appointed for all or substantially all of the assets of User; or (iv) User shall attempt to pledge, hypothecate, encumber or create any lien with respect to any Transponder;

     (f) In accordance with Section 2.2(b), in the event that any Non-Preemptible Transponder on which User is taking service on the Protection Satellite becomes a Transponder Failure that cannot be restored;

     (g) At PBS's option, upon notice to User, in the event that User or any person authorized to use the Transponder(s) by User uses the Transponder(s) for any unlawful purpose, or transmits obscene or sexually explicit communications or unlawful communications of any nature or otherwise in violation of applicable law;

     (h) At PBS's option, upon notice to User, in the event of any failure of User to correct any improper operation immediately upon discovery or receiving notice from PBS or GEA of the occurrence of any such improper operation; or

     (i) At PBS's option, upon notice to User, if User or its successor or assignee ceases to use the Transponder primarily to broadcast to educational institutions.

     If this Agreement is terminated during the Service Term, PBS shall immediately suspend Transponder Service and User shall immediately cease all use of the Transponder(s) upon which Transponder Service had been provided.

11.  Remedies.
     --------

     Each party hereto shall be entitled only to such remedies for breach of any covenant or other provision hereof, or for any misrepresentation contained in any representation and warranty, as are set forth in this Section 11. The provisions of this Section 11 shall survive the termination of this Agreement.

     11.1.  Actions by Satellite Operator. Neither party hereto shall be liable
            -----------------------------
to the other solely as a result of (i) the Transponders failing to function in accordance with the Specifications; (ii) GEA or any other operator of the Satellite failing to provide adequate TT&C Services; (iii) GEA moving the Satellite from its current assigned operating position, or GEA's decision to retire or replace the Satellite; or (iv) any other act or omission by GEA, including without limitation breach by GEA of any covenant contained in the GE-3 Transponder Service Agreement, or any misrepresentation of any matter contained in any representation or warranty made by GEA and contained in the GE-3 Transponder Service Agreement.

     11.2.  Interruption Credits.
            ---------------------

     (a) PBS's sole obligation to User in the event service is interrupted or is terminated due to any technical failure or any conduct by GEA shall be to refund that portion of the applicable Monthly Service Fee paid by User for which service was not provided. For any Interruption, PBS will give User a credit allowance as described below. A Transponder Failure does not constitute an Interruption when due to any of the following causes:

               (i) The failure or non-performance of any User-provided facilities or equipment, including failures resulting from any out-of-tolerance earth station conditions;

               (ii) The fault, negligent act, or failure to act of User, its employees, or agents;

               (iii) Sun outages, rain fade, or externally caused interference, other than interference caused by PBS, or by its other customers, in their use of the Satellite;

               (iv) The failure or unavailability of satellites, transponders, facilities, services or equipment furnished to User by any other entity which may be used in conjunction with GEA's satellites, transponders, facilities, services or equipment, or any act or omission of such other entity; or

               (v) Suspensions of service made in accordance with this Agreement, unless the applicable provision of this Agreement expressly provides for granting of a credit hereunder.

     (b) The duration of an Interruption is measured from the earlier of the time that PBS is notified by User of a suspected Interruption or PBS otherwise becomes aware of an Interruption, until the time the affected Transponder again meets the Specifications, or until the Service is otherwise restored on a Transponder meeting the Specifications. For the purpose of calculating the credit, a month is considered to have thirty (30) days.

          (c) Credits for Interruptions in the service for each Transponder provided to User under this Agreement shall be granted as follows:

               (i) Interruptions of 24 Hours or Less.  Credit for Interruptions
                   ---------------------------------
               will be allowed as follows:

               Length of Interruption                           Credit
               ----------------------                           ------
               Less than 5 minutes                              None
               5 minutes up to but not including 3 hours        1/10 day
               3 hours up to but not including 6 hours          1/5 day
               6 hours up to but not including 9 hours          2/5 day
               9 hours up to but not including 12 hours         3/5 day
               12 hours up to but not including 15 hours        4/5 day
               15 hours up to 24 hours inclusive                One day

               Two or more Interruptions of five (5) minutes or more, during any period up to but not including three (3) hours, shall be considered as one Interruption.

               (ii) Interruptions Over 24 Hours.  Credit will be allowed in one-
                    ---------------------------
               fifth (1/5) day multiples for each three (3) hour period of Interruption or fraction thereof. No more than one full day's credit will be allowed for any period of twenty-four (24) hours.

     (d) Credits will be provided within ninety (90) days of the event giving rise to the right to such credit. If, after the expiration of this Agreement, User has not utilized credits granted pursuant to this Section, subject to payment of all sums due PBS under this Agreement and all other agreements between User and PBS, PBS will refund to User the balance of such credits.

     11.3.  Force Majeure.   Neither party shall be liable to the other for any
            --------------
failure of or delay in performance hereunder due to causes beyond its commercially reasonable control. These causes include but are not limited to: acts of God; fire, flood or other natural catastrophes; the need to comply with any law or any rule, order, regulation or direction of the United States Government, or of any other government, including state and local governments having jurisdiction over either party, or of any department, agency, commission, bureau, court or other instrumentality thereof, or of any civil or military authority; national emergencies; insurrections; riots; acts of war; quarantine restrictions; embargoes; or strikes, lockouts, work stoppages or labor difficulties.

     11.4.  Exclusion of Consequential Damages. In no event shall either party
            ----------------------------------
have the right to recover indirect or consequential damages (including loss of profits or business opportunities), for breach of this Agreement, or under any other form or cause of action (including, but not limited to, negligence), in any way relating to the subject matter hereof, or for the partial or total failure of the Transponders except as expressly provided herein.

     11.5.  Other Remedies. Subject to the provisions of this Section 11, in the
            --------------
event of the breach of this Agreement each party shall have the right to exercise any and all remedies that it may have at law or in equity, including in the case of a breach of Section 9.5, the right to injunctive relief.

12.   Brokers' Fees.
      --------------

     User represents and warrants to PBS that it has dealt with no broker, agent or other person, other than One World Technologies, Inc. ("One World"), in connection with this transaction and that no broker, agent or other person acting on its behalf brought about this transaction other than One World. User agrees to indemnify and hold PBS harmless from and against any claims by any other broker, agent or other person acting on its behalf claiming a commission or other form of compensation by virtue of having dealt with regard to this Agreement.

13.   Indemnification.
      ----------------

     Each party hereto shall indemnify the other party and hold it harmless from and against any claim or allegation, whether civil or criminal, liability, damage, loss or expense (including reasonable attorneys fees) (each a "Claim") arising from or in connection with (i) any use of any of the Transponders by the other party or any person authorized to use any of the Transponders by the other party, including, without limitation, any assignee, licensee, lessee, purchaser, or person to whom use or service rights are granted, which claims may include, without limitation, any claim or allegation of libel, slander or other defamation, invasion of privacy, infringement of copyright or other intellectual property right, or any other claim arising out of the content or subject matter of any communication which is being transmitted using the service provided hereunder, or violation of any governmental law, rule or regulation relating to program content, or any other claim arising from any use of service on any transponder furnished to User and not based on the content of the communication transmitted using the service; and
(ii) any breach by such latter party of any of its representations, warranties and covenants under this Agreement, and the indemnifying party shall, at its own expense, and with counsel reasonably satisfactory to the indemnified party, defend the indemnified party against any such Claim. The provisions of this
Section 13 shall survive the termination of this Agreement.

14.  Confidentiality.
     ----------------

     14.1.  Confidential Information.  Except to the extent necessary to perform
            -------------------------
this Agreement, User agrees not to use or disclose to any third party and agrees to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of counsel, by other requirements of law, all research results, documents, information, knowledge, or other data (the "Confidential Information") obtained by User with respect to PBS or GEA in connection with the services provided under this Agreement, except to the extent that the Confidential Information was known to User prior to the date of disclosure of such Confidential Information by PBS, entered the public domain other than as a result of a disclosure by User, is public knowledge in the field or trade, or otherwise ceases to be confidential or proprietary through no fault of User. All Confidential Information shall be used only for the purposes set forth in this Agreement and shall be protected from unauthorized disclosure with the same degree of care, which shall be no less than reasonable care, as User uses to protect its own confidential and proprietary business information.

     14.2.  GEA Confidential Information.  User acknowledges and agrees that the
            ----------------------------
confidentiality obligation in this Section 14 shall extend to all information, knowledge, or other data provided to PBS by GEA, including information provided to User related to the design and performance characteristics of the Satellite, the Specifications and Users Guide (collectively the "GEA Confidential Information"). User hereby acknowledges and agrees that the GEA Confidential Information is confidential and is not to be disclosed to any other party or publicized except as set forth herein.

     14.3.  Duration.  Notwithstanding any other provision hereof, the
            ---------
confidentiality obligation in this Section 14 shall survive for a period of three (3) years from the date hereof.

15.  Miscellaneous.
     -------------

     15.1  Notification to PBS Satellite Operations Center.  User agrees to
           --------------------------------------------------
notify the PBS Satellite Operations Center of the person or person(s) who will be available on a 24-hour basis for PBS to contact in the event of a required adjustment or problem.

     15.2.  Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of laws.

     15.3.  Waiver. Any waiver by either party hereto of any breach of any term
            ------
or condition of this Agreement shall not constitute a waiver of any other breach of the same or any other term or condition.

     15.4.  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     15.5.  Captions. The captions and headings herein are inserted for
            --------
convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

     15.6.  Assignment.  No party may assign any of its rights, interests,
            ----------
claims or obligations under this Agreement, except to its parent company or another company with substantially identical ownership, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No such assignment will release the assigning party from its obligations hereunder.

     15.7.  Amendment.  This Agreement may be amended only in a writing signed
            ---------
by the parties.

     15.8.  Exhibits. Any Exhibits shall be deemed to be a part of this
            --------
Agreement as if set forth fully herein.

     15.9.  Survival of Rights Duties and Obligations. To the extent that the
            -----------------------------------------
terms of this Agreement provide for rights, duties and obligations of the parties subsequent to the termination hereof, the terms of this Agreement shall survive the termination thereof.

     15.10. Entire Agreement. This Agreement represents the entire
            ----------------
understanding between the parties and supersedes all prior oral and written understandings and agreements of the parties with respect to the subject matter hereof.

     15.11. Notices. Any notice contemplated by this Agreement shall be in
            -------
writing and addressed as indicated below and, except as otherwise expressly provided herein, shall be deemed given when mailed by registered or certified mail, return receipt requested, or sent by overnight delivery service maintaining records of receipt; or when received if notice is personally delivered.

As to User:  College Television Network, Inc.
             5784 Lake Forrest Drive
             Suite 275
             Atlanta, Georgia  30328

With a copy to:

             ---------------------------------

             ---------------------------------

             ---------------------------------

             ---------------------------------

As to PBS:

             Public Broadcasting Service
             1320 Braddock Place
             Alexandria, Virginia 22314

             Attention:   Vice President, Distribution Services

With a copy to:

             Public Broadcasting Service
             1320 Braddock Place
             Alexandria, Virginia 22314

             Attention:  Office of the General Counsel

Provided that either party may, by written notice, designate from time to time a substitute address for such notice.

     15.12.  Severability. If any covenant, term, provision, agreement, or
             ------------
obligation contained in this Agreement, or the application thereof to any person or circumstances, shall be determined to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

     15.13.  Successors and Assigns. The terms, conditions, and covenants
             ----------------------
contained in this Agreement shall apply to, inure to the benefit of, and are binding upon the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PUBLIC BROADCASTING SERVICE         COLLEGE TELEVISION NETWORK, INC.

/s/ Robert G. Ottenhoff             /s/ Joseph D. Gersh
-----------------------             -------------------
Robert G. Ottenhoff            Name:    Joseph D. Gersh
Executive Vice President      Title:    Chief Operations Officer
and Chief Operating Officer




Date:    5/7/98                Date:    4/30/98
         ------                         -------

                                   EXHIBIT A
                     TRANSPONDER PERFORMANCE SPECIFICATIONS

                                   EXHIBIT B
                    COMMERCIAL OPERATIONS SYSTEM USERS GUIDE

                                   EXHIBIT C
                             GEA UPLINK DATA SHEET


                                       25